UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 21, 2019

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue Spokane, Washington 99202-2600
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 509-489-0500
Web site: http://www.myavista.com

None
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock	AVA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events.

On November 21, 2019, Avista Corporation (Avista Corp. or the Company) and certain parties to the Company’s Washington electric and natural gas general rate cases reached a partial settlement agreement that has been submitted to the Washington Utilities and Transportation Commission (WUTC or Commission) for its consideration. If approved, new rates would take effect April 1, 2020.
The partial settlement agreement includes, among other things, agreement among all parties on the electric revenue increase and cost of capital as well as electric and natural gas rate spread and rate design. All parties, with the exception of the Public Counsel Unit of the Washington Office of Attorney General, agree on the natural gas revenue increase.
The other remaining issues to be resolved in the case include the Energy Recovery Mechanism (ERM) deferral and the extension of the electric and natural gas decoupling mechanisms. The parties have agreed that the final ERM rebate determined by the Commission, after it resolves the remaining ERM contested issues, should be returned to customers over a two-year period. The ERM rebate is approximately $34.0 million.
The proposed rates under the partial settlement agreement are designed to increase annual base electric revenues by $28.5 million, or 5.7 percent, and annual natural gas base revenues by $8.0 million, or 8.5 percent, effective April 1, 2020. The partial settlement revenue increases are based on a 9.4 percent return on equity (ROE) with a common equity ratio of 48.5 percent and a rate of return (ROR) on rate base of 7.21 percent.
In addition to Avista Corp., the parties to the electric and natural gas rate cases include the Staff of the WUTC, the Public Counsel Unit of the Washington Office of Attorney General, the Alliance of Western Energy Consumers, the NW Energy Coalition, The Energy Project, and Sierra Club. The recommendation to the Commission by the parties to approve the partial settlement is not binding on the Commission itself.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	November 21, 2019	/s/ Mark T. Thies
Mark T. Thies
Executive Vice President,
Chief Financial Officer, and Treasurer